UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 3, 2014

BLVD HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

NEVADA	001-35802	45-5512933
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

3565 King Rd., King City, Ontario, Canada L7B 1M3
(Address of principal executive offices)

(905) 833-9845
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

EXPLANATORY NOTE

This Current Report on Form 8-K/A (“Amendment No. 1”) amends the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission by BLVD Holdings, Inc. (the “Company”) on April 9, 2014 (the “Original Form 8-K”) announcing the completion on April 3, 2014 of the acquisition (the “Acquisition”) of Goudas Food Products and Investments Limited (“Goudas Foods”), a corporation incorporated under the laws of the province of Ontario.

In the Original Form 8-K, the Company indicated that it would file such financial statements and pro forma financial information, to the extent required under Item 9.01, with respect to the Acquisition no later than 71 calendar days from the date on which the Original Form 8-K was due The Company is now filing this Amendment No. 1 to include the required financial statements and pro forma financial information as a result of the completion of the Acquisition.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Filed herewith are:

•	Audited financial statements of Goudas Food Products and Investments Limited for the years ended October 31, 2013 and 2012.
•	Unaudited condensed financial statements of Goudas Food Products and Investments Limited as at January 31, 2014 and for the three months ended January 31, 2014.

(b) Pro forma financial information.

Filed herewith are:

•	Condensed combined pro forma unaudited balance sheet as of December 31, 2013 for BLVD Holdings, Inc. and Goudas Food Products and Investments Limited.
•	Condensed combined pro forma unaudited statement of operations for the year ended December 31, 2013 for BLVD Holdings, Inc. and Goudas Food Products and Investments Limited.

(c) Shell company transactions.

Not applicable

(d) Exhibits

Exhibit No	Description

99.1	Audited financial statements of Goudas Food Products and Investments Limited for the years ended October 31, 2013 and 2012.

99.2	Unaudited condensed financial statements of Goudas Food Products and Investments Limited as at January 31, 2014 and for the three months ended January 31, 2014.

99.3	Condensed combined pro forma unaudited financial information for BLVD Holdings, Inc. and Goudas Food Products and Investments Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLVD HOLDINGS, INC.

Dated: June 13, 2014	By:	/s/ John G. Simmonds
Name: John G. Simmonds
Title: Chief Executive Officer